Contacts:
Media: 877.370.4413 or ir@arlingtonasset.com
Investors: Kurt Harrington at 877.370.4413 or ir@arlingtonasset.com

Arlington Asset Investment Corp. Reports
Second Quarter 2009 Financial Results

ARLINGTON, Va., August 10, 2009 – Arlington Asset Investment Corp. (NYSE: AI) (the Company) today reported a net after-tax loss of $32.2 million for the quarter ended June 30, 2009, or $0.21 per share (diluted), compared to a net after-tax loss of $25.1 million, or $0.17 per share (diluted) for the second quarter of 2008.  For the six months ending June 30, 2009, the Company reported net income of $69.4 million, or $0.45 per share (diluted), compared to net income of $20.1 million, or $0.13 per share (diluted) for the six months ending June 30, 2008.  As of June 30, 2009, book value per share was $0.59.

During the quarter ended June 30, 2009, the Company sold 18.2 million shares of its holding in FBR Capital Markets Corporation (FBR Capital Markets) generating a loss of $13.8 million, including a mark-to-market adjustment of $4.0 million on the remaining holdings.  The Company is accounting for its remaining investment in FBR Capital Markets under the fair value method of accounting using quoted market prices. As of June 30, 2009, the Company’s remaining 15.1 million shares of FBR Capital Markets stock were valued at $4.70 per share and represent approximately a 24% interest.

As a result of the sales of FBR Capital Markets stock, the Company no longer had majority control of FBR Capital Markets and therefore, the Company’s consolidated financial statements for the periods subsequent to May 20, 2009 will not include the results of FBR Capital Markets’ operations.  The Company’s consolidated financial statements will reflect the fair value of the FBR Capital Markets stock on the balance sheet and the changes in the market value of FBR Capital Markets stock in earnings as a component of investment income or loss for the respective period.

Subsequent to June 30, 2009, the Company extinguished an additional $25.0 million of trust preferred securities for $5.0 million, resulting in a $20.0 million gain.  In addition, the Company also sold an additional 411,032 shares of FBR Capital Markets stock at a price of $4.42 per share in connection with the over-allotment option that was granted to the underwriters under the underwriting agreement entered into on June 15, 2009.

As of August 10, 2009, excluding the Agency mortgage-backed securities (MBS) portfolio, the Company’s unlevered non-agency residential MBS portfolio equaled $115.8 million face value with an average cost of 42.6%, was valued at $49.3 million and had a weighted average coupon of 5.6% of face value.  At that date, the Company also had $9.4 million of unrestricted cash, 14.7 million shares of FBR Capital Markets stock and $25.0 million of remaining trust preferred securities outstanding.

Second Quarter Highlights

Net loss of $32.2 million for the second quarter of 2009, reflecting both cash and non-cash items, includes the following:

•	$2.3 million of operating cash loss, excluding $1.2 million of non-cash compensation charges;
•	$13.8 million in net losses from the sale and mark-to-market of shares of FBR Capital Markets;
•	$5.6 million of losses, net of minority interest, relating to FBR Capital Markets operations for April and May, 2009; and
•	$9.3 million of net expenses related to non-recurring activities including the 2010 FBR Open and fees and expenses related to the sale of FBR Capital Markets stock in the second quarter.

New Corporate Direction

The sale of FBR Capital Markets stock is in furtherance of the strategic shift the Company has initiated to focus on a principal investing strategy by monetizing the Company’s investment in FBR Capital Markets. Given current dislocations in the capital markets, the Company seeks to benefit from potential high current cash returns available on mortgage investments. The Company plans to deploy the net cash proceeds for investments that offer current income as well as capital appreciation potential, and which may utilize the Company's net operating loss carry-forwards ("NOLs") and net capital loss carry-forwards ("NCLs"). The Company expects future investments to include non-agency residential mortgage-backed securities and residential mortgage-backed securities guaranteed by a U.S. Government agency or U.S. Government-sponsored entity, among others. The Company may also consider opportunities for financial service operating businesses potentially in the form of a bank charter, and will seek to continue strengthening its balance sheet by converting long-term debt to equity through the extinguishment of the remaining $25 million of trust preferred securities at a discount to face value.

Consistent with its new direction, the Company expects to deploy proceeds from potential future dispositions of FBR Capital Markets stock to fund the extinguishment of the remaining trust preferred securities and expand the investment portfolio, net interest income, and earnings.

About the Company

Arlington Asset Investment Corp. (NYSE: AI) invests in mortgage-related assets and merchant banking opportunities. The Company is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.arlingtonasset.com.

Complete second quarter 2009 financial results and tables for FBR Capital Markets can be found at www.fbrcapitalmarkets.com.

Statements concerning future performance, plans and steps to position the Company to realize value, and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, changes in interest rates, increased costs of borrowing, decreased interest spreads, changes in mortgage pre-payment speeds, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political, regulatory and market conditions. These and other risks are described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are available from the Company and from the SEC.

Financial data follows.

ARLINGTON ASSET INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)	Quarter Ended
(Unaudited)	June 30,

	2009	2008
REVENUES:
Capital markets	$31,171	$52,993
Principal investment:
Interest	1,282	22,842
Net investment loss	(3,989)	(5,542)
Dividends	108	133
Other	-	902
Total revenues	28,572	71,328
Interest expense	582	21,858
Revenues, net of interest expense	27,990	49,470

NON-INTEREST EXPENSES:
Compensation and benefits	25,594	53,970
Professional services	7,224	10,492
Business development	7,142	6,812
Clearing and brokerage fees	2,653	3,393
Occupancy and equipment	5,374	8,580
Communications	3,637	6,255
Other operating expenses	3,611	7,055
Total non-interest expenses	55,235	96,557

Operating loss	(27,245)	(47,087)

OTHER INCOME (LOSS):
Loss on subsidiary share transactions	(9,776)	(189)
Other loss	(4)	(3)

Loss before income taxes	(37,025)	(47,279)

Income tax benefit	(310)	(9,974)

Net loss	(36,715)	(37,305)

Less: Net loss attributable to the noncontrolling interest of consolidated subsidiary	(4,558)	(12,254)

Net loss attributable to Arlington Asset shareholders	$(32,157)	$(25,051)

Basic loss per share attributable to Arlington Asset	$(0.21)	$(0.17)
Diluted loss per share attributable to Arlington Asset	$(0.21)	$(0.17)

Weighted average shares outstanding - basic (in thousands)	153,912	150,948
Weighted average shares outstanding - diluted (in thousands)	153,912	150,948

ARLINGTON ASSET INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)	Six Months Ended
(Unaudited)	June 30,

	2009	2008
REVENUES:
Capital markets	$81,075	$157,072
Principal investment:
Interest	3,881	47,694
Net investment loss	(3,983)	(20,201)
Dividends	108	339
Other	-	2,356
Total revenues	81,081	187,260
Interest expense	3,346	45,508
Revenues, net of interest expense	77,735	141,752

NON-INTEREST EXPENSES:
Compensation and benefits	70,731	130,924
Professional services	11,993	22,959
Business development	13,123	19,106
Clearing and brokerage fees	5,950	7,023
Occupancy and equipment	13,479	17,769
Communications	8,864	12,273
Other operating expenses	8,936	12,439
Total non-interest expenses	133,076	222,493

Operating loss	(55,341)	(80,741)

OTHER INCOME (LOSS):
Loss on subsidiary share transactions	(9,912)	(189)
Gain on extinguishment of long-term debt	132,453	-
Other (loss) income	(7)	73,034

Income (loss) before income taxes	67,193	(7,896)

Income tax provision (benefit)	9,245	(10,780)

Net income	57,948	2,884

Less: Net loss attributable to the noncontrolling interest of consolidated subsidiary	(11,459)	(17,167)

Net income attributable to Arlington Asset shareholders	$69,407	$20,051

Basic earnings per share attributable to Arlington Asset	$0.45	$0.13
Diluted earnings per share attributable to Arlington Asset	$0.45	$0.13

Weighted average shares outstanding - basic (in thousands)	153,135	150,869
Weighted average shares outstanding - diluted (in thousands)	153,221	151,345

ARLINGTON ASSET INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(Dollars and shares in thousands, except per share amounts)
(Unaudited)

ASSETS	30-Jun-09	31-Dec-08

Cash and cash equivalents	$36,831	$254,653
Receivables:
Interest	802	1,378
Other	199	32,571
Investments:
Mortgage-backed securities, at fair value	149,298	594,294
U.S. Treasury bonds, at fair value	-	550,000
Equity investments, at fair value	71,280	-
Trading securities, at fair value	-	17,954
Long-term and other investments	4,148	54,976
Derivative assets, at fair value	-	264
Intangible assets, net	-	8,943
Furniture, equipment, software and leasehold improvements, net	34	24,442
Prepaid expenses and other assets	6,995	20,816
Total assets	$269,587	$1,560,291

LIABILITIES AND EQUITY

Liabilities:
Repurchase agreements	$94,738	$1,063,040
Trading account securities sold, but not yet purchased, at fair value	-	8,325
Derivative liabilities, at fair value	-	56
Interest payable	483	2,064
Accrued compensation and benefits	7,175	47,259
Due to clearing broker	-	3,009
Accounts payable, accrued expenses and other liabilities	23,740	38,925
Long-term debt	51,775	254,357
Total liabilities	177,911	1,417,035

Equity:
Common stock, 158,984 and 159,217 shares	1,590	1,592
Additional paid-in capital	1,502,911	1,493,130
Accumulated other comprehensive loss, net of taxes	(1,211)	(118)
Accumulated deficit	(1,411,614)	(1,481,021)
Total Arlington Asset shareholders’ equity	91,676	13,583
Noncontrolling interest	-	129,673
Total equity	91,676	143,256

Total liabilities and equity	$269,587	$1,560,291

Book value per share - Arlington Asset shareholders' equity	0.59	0.09

Book value per share - total equity	0.59	0.95

Shares outstanding (in thousands)	154,116	151,221